Exhibit 10 (p)(7)

                                 SIXTH AMENDMENT
                              TO THE BLACK & DECKER
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN


         Pursuant to the powers of amendment reserved under Section 9.1 of The Black & Decker Supplemental Retirement Savings Plan (the "Plan"), The Black & Decker Corporation (the "Company"), hereby amends the Plan as follows, effective for the Plan Year commencing January 1, 2003.

                                  FIRST CHANGE

               Section 6.2(b) of the Plan is amended in its entirety to read as follows:

               (b) Timing and Manner of Payment. In the case of distribution to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Section 5.1, an aggregate amount equal to the Participant's vested Account will be paid by the Company, as provided by Section 6.1, in a lump sum or in substantially equal annual installments, but not to exceed 10 years (adjusted for gains and losses, and reduced by any required withholding or other deductions from such payments), as selected by the Participant at the time the Participant completes his or her Participant Enrollment and Election Form. If a Participant fails to designate properly the manner of payment of the Participant's benefit under the Plan, such payment will be in a lump sum on or about the fixed payment date or dates selected by the Participant, or, if none, on or about the date of the Participant's termination of employment with the Company and all of its subsidiaries and affiliates.

               A Participant's election with respect to the manner of payment of his or her benefit under the Plan shall remain in effect unless and until such election is modified by a subsequent election in accordance with the requirements, and subject to the limitations, of this paragraph. To constitute a valid election to change the manner of payment, the election must be executed by the Participant and delivered to the Plan Manager (i) at least six months before the Participant's payment date (as defined in Section 5.1); and (ii) in the calendar year preceding the year in which the Participant's payment date (as defined in Section 5.1) would occur. The Participant may change the manner of payment initially selected on any Participant Enrollment and Election Form only once, and the form selected must be one that is authorized in this Section 6.2(b). A Participant's election to change a manner of payment may not result in payment being made or commencing before the payment date (as defined in Section 5.1) then in effect for the Participant. A Participant may not make or modify an election with respect to a form of payment after the date a Participant terminates employment with the Company and all its subsidiaries and affiliates.

               If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.5 under such procedures as the Committee may establish, in which case any deemed income, gain, loss or expense attributable thereto (as determined by the Committee in its sole and absolute discretion) shall be reflected in the installment payments, in such equitable manner as the Committee shall determine.

                                  SECOND CHANGE

               Section 6.4 of the Plan is amended in its entirety to read as follows:

               6.4 CHANGE IN CONTROL OF THE COMPANY. Notwithstanding any provision of the Plan to the contrary, within the 60-day period beginning on the occurrence of a Change in Control of the Company, each Participant may irrevocably elect by written notice, signed by the Participant and mailed or hand-delivered to the Company's Corporate Secretary, to receive a lump sum payment of the entire unpaid balance of a Participant's Plan Account, regardless of whether the Participant continues his or her employment with the Company or any of its subsidiaries or affiliates on or after the Change in Control of the Company or whether the Participant had terminated his or her employment with the Company and all of its subsidiaries and affiliates prior to such Change in Control of the Company. The lump sum payment shall be made by the Company within 5 days of the end of that 60-day election period.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers on this 12th day of December, 2002.


WITNESS/ATTEST:                  THE BLACK & DECKER CORPORATION

/s/ BARBARA B. LUCAS             By:/s/ CHARLES E. FENTON
--------------------                    ----------------------------------------
    Barbara. B. Lucas, Secretary        Charles E. Fenton, Senior Vice President